Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands

T +1 345 949 4123
F +1 345 949 4647

Starbox Group Holdings Ltd.

Suite 102, Cannon Place

North Sound Rd.

George Town

Grand Cayman KY1-9006

Cayman Islands

12 September 2023

Starbox Group Holdings Ltd. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-3 (the Registration Statement) to be filed with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act), to date relating to the registration of up to US$300,000,000 of its securities to be issued by the Company from time to time, in one or more offerings, listed below (together, the Securities):

(a)	ordinary shares of the Company of US$0.001125 par value each (the Ordinary Shares);

(b)	preferred shares of the Company of US$0.001125 par value each (the Preferred Shares, and together with the Ordinary Shares, the Shares);

(c)	debt securities (the Debt Securities) to be issued pursuant to the applicable indenture, purchase agreement or similar agreement to be entered into by the Company (the Debt Document);

(d)	warrants to purchase Securities or any combination thereof (the Warrants) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (the Warrant Document);

(e)	rights to purchase Securities (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into between the Company and one or more rights agents, if any (the Rights Document); and/or

(f)	units comprising some or all of the Securities, in any combination, including Shares, Debt Securities, Warrants and Rights, or any combination of the foregoing Securities (the Units) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document).

The Debt Document, Warrant Document, Rights Document and Unit Document are referred to herein collectively as Governing Documents.

The Debt Securities, the Warrants, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078

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No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion letter have the respective meanings set forth in the Registration Statement. The headings herein are for convenience only and do not affect the construction of this opinion letter.

1.	Documents Reviewed

For the purposes of this opinion letter we have only examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 13 September 2021;

(b)	the amended and restated memorandum and articles of association of the Company (the M&A) adopted by a special resolution dated 8 June 2022;

(c)	the Company’s register of directors and officers that was provided to us by the Company on 6 September 2023 (together with the M&A, the Company Records);

(d)	written resolutions of the board of directors of the Company passed on 12 September 2023 approving the offering of the Securities and the lodgment of the Registration Statement (the Resolutions);

(e)	a certificate of good standing dated 1 September 2023, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing); and

(f)	the Registration Statement.

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

2.1	all original documents examined by us are authentic and complete;

2.2	copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.3	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.4	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.5	the genuineness of all signatures and seals;

2.6	the Resolutions are in full force and effect and have not been amended, revoked or superseded;

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2.7	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.8	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.9	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A;

2.10	the Company is not insolvent, will not be insolvent and will not become insolvent as a result of executing, or performing its obligations under the Registration Statement and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

2.11	the Company Records were, when reviewed by us, and remain at the date of this opinion letter, accurate and complete;

2.12	the Certificate of Good Standing is accurate and complete as at the date of this opinion letter;

2.13	each of the parties to the Governing Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the Governing Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Governing Document, sign such documents and give such information;

2.14	each Governing Document and the Non-Equity Securities have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the directors of the Company;

2.15	the applicable Governing Documents will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the applicable governing law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

2.16	the choice of the governing law of the Governing Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the relevant jurisdiction and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of that jurisdiction and all other relevant laws (other than the laws of the Cayman Islands);

2.17	no monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (as amended) of the Cayman Islands and the Terrorism Act (as amended) of the Cayman Islands respectively) and none of the parties to the Governing Documents is acting or will act in relation to the transactions contemplated by the Governing Documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of Her Majesty in Council;

2.18	the Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the applicable governing law and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands);

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2.19	the form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands;

2.20	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Governing Documents nor the exercise by any party to the Governing Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

2.21	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Governing Documents or the transactions contemplated by Governing Documents or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered Governing Documents;

2.22	the Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them; and

2.23	all necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar’s knowledge, in default under the Companies Act.

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3.2	With respect to the Shares, when:

(a)	the directors of the Company have taken all necessary corporate actions to approve the issuance and allotment of the Shares, the terms of the offering of such Shares and any other related matters;

(b)	either (i) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the directors of the Company have been satisfied and payment of the consideration specified therein (being not less than the par value of the relevant Shares) has been made, or (ii) if such Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the M&A or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Shares, as approved by the directors of the Company, have been satisfied and the consideration approved by the directors of the Company (being not less than the par value of the relevant Shares) received; and

(c)	valid entry has been made in the register of members of the Company reflecting such issuance of Shares, in each case in accordance with the M&A,

the Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

3.3	With respect to the Debt Securities, when:

(a)	the directors of the Company have taken all necessary corporate actions to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters;

(b)	a Debt Document relating to the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and

(c)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company in the manner set forth in the applicable Debt Document relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities will be duly issued and delivered.

3.4	With respect to the Warrants, when:

(a)	the directors of the Company have taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

(b)	a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(c)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the directors of the Company upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

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3.5	With respect to the Rights, when:

(a)	the directors of the Company have taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(b)	a Rights Document relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(c)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Document, and the applicable definitive purchase, underwriting or similar agreement approved by the directors of the Company upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

3.6	With respect to each issue of Units, when:

(a)	the directors of the Company have taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(b)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(c)	in respect of any Debt Securities which are components of the Units, the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(d)	in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units; and

(e)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (i) the applicable Unit Document relating to the Units, (ii) the applicable Debt Document relating to any Debt Securities which are components of the Units, (iii) the applicable Warrant Document relating to any Warrants which are components of the Units, and (iv) the applicable definitive purchase, underwriting or similar agreement approved by the directors of the Company, and upon payment of the consideration therefor provided therein, the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

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4.	Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion letter, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion letter expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Governing Documents will result in the breach of or infringe any other agreement, deed or document (other than the M&A) entered into by or binding on the Company.

4.2	Under the Companies Act, annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with the payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Registrar of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

4.4	We have made no enquiries into the Company’s good standing with respect to any filing or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.5	In this opinion letter the phrase non-assessable means, with respect to Shares, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.6	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Governing Documents and the Non-Equity Securities and enforce the remainder of the Governing Documents and Non-Equity Securities or the transaction of which such provisions form a part, notwithstanding any relevant express provisions in this regard.

5.	Consent

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the headings Legal Matters and Enforceability of Civil Liabilities in the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we come within the category of persons whose consent is required under Section 7 of the Act, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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